Exhibit 99.1

Press Release

Release Date:	December 5, 2016	Contact:	Jack E. Rothkopf
	At 4:30 p.m. EST		Chief Financial Officer
(215) 755-1500

PRUDENTIAL BANCORP, INC. ANNOUNCES REBRANDING OF ITS BANKING UNIT.

Philadelphia, Pennsylvania (December 5, 2016) –Prudential Bancorp, Inc. (the "Company") (Nasdaq:PBIP), the holding company for Prudential Savings Bank (the "Bank"), announced that the Bank is being rebranded as "Prudential Bank", effective December 1, 2016.  We believe doing business as Prudential Bank  provides us with broader marketplace appeal that will help us grow the Bank and build long-term brand equity as we look forward to the next chapter.
The rebranding supports the Bank's strategic plan to position itself for future growth and expand its operations, with a focus on business banking. Although how we are known is changing, we are still the community-focused bank you have come to depend on for the past 130 years. President and CEO, Dennis Pollack, stated, "Throughout our history we have evolved to better serve our customers' changing financial needs. We understand the increased value of name recognition and awareness of our brand as we grow into new areas. While we celebrate our past, we step confidently into our future."
Prudential Bancorp, Inc. is the holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia, and one is in Drexel Hill, Delaware County, Pennsylvania.
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to the Company and Polonia Bancorp, Inc. ("Polonia"), or other effects of the proposed merger of the Company and Polonia. These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.
In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission ("SEC") and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the ability to satisfy other closing conditions to the merger, including approval by shareholders of the Company of the issuance of shares of Company common stock to shareholders of Polonia; delay in closing the merger; difficulties and delays in integrating the Polonia business or fully realizing anticipated cost savings and other benefits of the merger; business disruptions following the merger; the strength of the United States economy in general and the strength of the local economies in which the Company and Polonia conduct their operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities; changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan, investment and mortgage-backed securities portfolios; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and fees; and the success of the Company at managing the risks involved in the foregoing.
The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.